SLR International Corporation
22118 20th Ave SE, Suite G202, Bothell, WA 98021 USA

SLR

September 6, 2023

CONSENT OF QUALIFIED PERSON

Re: Forms S-3 of Atlas Lithium Corporation (formerly Brazil Minerals, Inc.) (the "Company")

SLR International Corporation ("**SLR**"), in connection with the Company's Registration Statement on Form S-3 (File No. 333-274223) as filed with the U.S. Securities and Exchange Commission (the "**SEC**") on August 25, 2023 (the "**Form S-3**"), and any amendments or supplements and/or exhibits thereto, consents to:

- The public filing of the technical report summary entitled "S-K 1300 Technical Report Summary on the Das Neves Lithium Project" (the "**TRS**"), with effective date of August 10, 2022 and signature date of August 31, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC ("**Regulation S-K 1300**") as Exhibit 96.1 to the Current Report on Form 8-K (the "**Form 8-K**") of the Company filed with the SEC on September 7, 2023; and
- the incorporation by reference of the TRS into the Company's Form S-3 and any amendments thereto; and
- the use of and references to our name, including our status as an expert or "qualified person" (as such term is defined in Regulation S-K 1300), in connection with the Form 8-K, the Form S-3, and the Company's annual report on Form 10-K for the fiscal year ended December 31, 2022 (collectively, the "**SEC Filings**"); and
- any extracts from or a summary of the TRS in the Company's SEC filings and included or incorporated by reference in the Company's SEC filings, and the use of any information derived, summarized, quoted, or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Company's SEC Filings.

SLR is responsible for authoring, and this consent pertains to, the TRS. SLR certifies that it has read the Form 8-K and that it fairly and accurately represents the information in the TRS for which it is responsible.

SLR International Corporation

Per:

Richard Lambert

Digitally signed by Richard Lambert
DN: cn=Richard Lambert, c=US, o=SLR International Corp., ou=US Mining Advisory, email=rlambert@slrconsltiing.com
Date: 2023.09.06 09:40:19 -06'00'

Richard J. Lambert, P.E., P.Eng.
Global Technical Director, US Mining Advisory